EXHIBIT 12



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)



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Twelve Months to June 30                                               1996
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Earnings:
  Net income................................................         $291,669
  Add income taxes..........................................          149,480
                                                                     ________
    Income before income taxes..............................          441,149
  Distributed income from unconsolidated investees,
    less equity in earnings thereof.........................            2,863
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    Subtotal................................................          444,012
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  Add fixed charges:
    Interest on long-term debt, including amortization
      of debt discount and expense less premium.............           98,977
    Other interest expense..................................           10,739
    Portion of rentals deemed to be representative
      of the interest factor................................           10,494
    Fixed charges associated with 50% projects with debt....            2,495
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TOTAL FIXED CHARGES.........................................          122,705
                                                                     ________
TOTAL EARNINGS..............................................         $566,717
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RATIO OF EARNINGS TO FIXED CHARGES..........................             4.62
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